N-SAR Exhibit Item 77Q1

RESTATED INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 6th day of March, 2014, by and between Oppenheimer Portfolio Series (the “Trust”), and OFI Global Asset Management, Inc. (“OFI GLOBAL”).

WHEREAS, the Trust is an open-end series investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940 (the “Investment Company Act”), and OFI GLOBAL is a registered investment adviser;

WHEREAS, the Trust is registered under the Investment Company Act, as amended as an open-end management investment company and may issue shares of common stock in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Trust desires that OFI GLOBAL shall act as its investment adviser with respect to each of its four series, Active Allocation Fund, Conservative Investor Fund, Equity Investor Fund and Moderate Investor Fund (each, a “Fund” and collectively, the “Funds”) pursuant to this Agreement;

WHEREAS, this Agreement restates the Restated Investment Advisory Agreement dated September 9, 2013, by and between the Trust and OFI Global for the Funds;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.           General Provision.

The Trust hereby employs OFI GLOBAL and OFI GLOBAL hereby undertakes to act as the investment adviser of the Funds and to perform for the Funds such other duties and functions as are hereinafter set forth.  OFI GLOBAL shall, in all matters, give to the Funds and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Funds to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Trust; (v) the fundamental policies and investment restrictions of the Funds as reflected in the Trust’s registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Funds’ shareholders; and (vi) the Prospectus and Statement of Additional Information of the Trust in effect from time to time.  The appropriate officers and employees of OFI GLOBAL shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the Trust including the valuation of the portfolio securities of the Funds which are either not registered for public sale or not being traded on any securities market.

2.           Investment Management.

(a) OFI GLOBAL shall, subject to the direction and control by the Trust’s Board of Trustees, (i) regularly provide investment advice and recommendations to the Funds with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Funds and the composition of its portfolio and determine what securities shall be purchased or sold by the Funds; and (iii) arrange, subject to the provisions of paragraph “7” hereof, for the purchase of securities and other investments for the Funds and the sale of securities and other investments held in the portfolio of the Funds.

(b) Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph “7” hereof, OFI GLOBAL may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services, including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

(c) Provided that nothing herein shall be deemed to protect OFI GLOBAL from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, OFI GLOBAL shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

(d) Nothing in this Agreement shall prevent OFI GLOBAL or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI GLOBAL or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI GLOBAL of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.           Other Duties of OFI GLOBAL.

OFI GLOBAL shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Funds, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to its operations for the shareholders of the Funds;  composition of proxy materials for meetings of the Funds’ shareholders and the composition of such registration statements as may be required by federal securities laws for continuous public sale of shares of the Funds.  OFI GLOBAL shall, at its own cost and expense, also provide the Funds with adequate office space, facilities and equipment.  OFI GLOBAL shall, at its own expense, provide such officers for the Trust as the Trust’s Board may request.

4.           Allocation of Expenses.

All other costs and expenses of the Funds not expressly assumed by OFI GLOBAL under this Agreement, or to be paid by the Distributor of the shares of the Funds, shall be paid by the applicable Fund or Funds, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its Trustees; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii)  expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Funds for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Funds; (xi) except as noted above, all other expenses incidental to holding meetings of the Funds’ shareholders; and (xii) such extraordinary  non-recurring expenses as may arise, including litigation affecting the Funds and any legal obligation which the Trust may have on behalf of the Funds to indemnify its officers and Trustees with respect thereto.  Any officers or employees of OFI GLOBAL or any entity controlling, controlled by or under common control with OFI GLOBAL, who may also serve as officers, Trustees or employees of the Trust shall not receive any compensation from the Trust for their services.

5.           Compensation of OFI GLOBAL.

The Trust agrees to pay OFI GLOBAL and OFI GLOBAL agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of each Fund of the Trust as of the close of each business day and payable monthly at the annual rate for each Fund set forth below.

For Conservative Investor Fund, the Trust will not pay a management fee but rather OFI GLOBAL will collect indirect management fees from investments in the Underlying Funds.

For Moderate Investor Fund, the Trust will not pay a management fee but rather OFI GLOBAL will collect indirect management fees from investments in the Underlying Funds.

For Aggressive Investor Fund, the Trust will not pay a management fee but rather OFI GLOBAL will collect indirect management fees from investments in the Underlying Funds.

For Active Allocation Fund, the Trust will not pay a management fee but rather OFI GLOBAL will collect an asset allocation fee of 0.10% of the first $3 billion of average annual net assets of the Active Allocation Fund and 0.08% of average annual net assets in excess of $3 billion, as well as indirect management fees from investments in the Underlying Funds.

6.           Use of Name “Oppenheimer.”

OFI GLOBAL hereby grants to the Trust a royalty-free, non-exclusive license to use the name “Oppenheimer” in the name of the Trust and the Funds for the duration of this Agreement and any extensions or renewals thereof.  To the extent necessary to protect OFI GLOBAL’s rights to the name “Oppenheimer” under applicable law, such license shall allow OFI GLOBAL to inspect, and subject to control by the Trust’s Board, control the name and quality of services offered by the Funds under either such name.  Such license may, upon termination of this Agreement, be terminated by OFI GLOBAL, in which event the Trust shall promptly take whatever action may be necessary to change its name and the name of the Funds and discontinue any further use of the name “Oppenheimer” in the name of the Trust or the Funds or otherwise.  The name “Oppenheimer” may be used by OFI GLOBAL in connection with any of its activities or licensed by OFI GLOBAL to any other party.

7.           Portfolio Transactions and Brokerage.

(a) OFI GLOBAL (and any Sub-Advisor) is authorized, in arranging the Funds’ portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including “affiliated” broker dealers (as that term is defined in the Investment Company Act) (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Funds to obtain, at reasonable expense, the “best execution” (prompt and reliable execution at the most favorable security price obtainable) of the Funds’ portfolio transactions as well as to obtain, consistent with the provisions of subparagraph “(c)” of this paragraph “7,” the benefit of such investment information or research as may be of significant assistance to the performance by OFI GLOBAL (and any Sub-Advisor) of its investment management functions.

(b) OFI GLOBAL (and any Sub-Advisor) shall select broker-dealers to effect the Funds’ portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI GLOBAL (or any Sub-Advisor) on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Funds’ portfolio transactions by participating therein for its own account; the importance to the Funds of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Funds.

(c) OFI GLOBAL (and any Sub-Advisor) shall have discretion, in the interests of the Funds, to allocate brokerage on the Funds’ portfolio transactions to broker-dealers qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 23(e)(3) of the Securities Exchange Act of 1934) for the Funds and/or other accounts for which OFI GLOBAL and its affiliates (and any Sub-Advisor) exercise “investment discretion” (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Funds to pay such broker-dealers, other than affiliated broker dealers, a commission for effecting a portfolio transaction for the Funds that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI GLOBAL (or any Sub-Advisor) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI GLOBAL and its investment advisory affiliates (and any Sub-Advisor) with respect to the accounts as to which they exercise investment discretion.  In reaching such determination, OFI GLOBAL (or any Sub-Advisor) will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI GLOBAL (and any Sub-Advisor) shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Funds over a representative period selected by the Funds’ trustees were reasonable in relation to the benefits to the Funds.

(d) OFI GLOBAL (or any Sub-Advisor) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or “posted” commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting its portfolio transactions to the extent consistent with the interests and policies of the Funds as established by the determinations of its Board of Trustees and the provisions of this paragraph “7.”

(e) The Trust recognizes that an affiliated broker-dealer (i) may act as one of the Funds’ regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Trust; and (iii) may effect portfolio transactions for the Funds only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.           Duration.

This Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect for two years from the date of execution hereof, and thereafter will continue in effect from year to year with respect to each Fund, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees on behalf of the Fund, including the vote of the majority of the trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust’s Board of Trustees.

9.           Termination.

This Agreement may be terminated with respect to any Fund (i) by OFI GLOBAL at any time without penalty upon giving the Fund sixty days’ written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days’ written notice to OFI GLOBAL (which notice may be waived by OFI GLOBAL) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Trust, on behalf of the Fund, then in office or by the vote of the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10.           Assignment or Amendment.

This Agreement may not be amended with respect to any Fund without the affirmative vote or written consent of the holders of a “majority” of the outstanding voting securities of the Fund or Funds affected by this amendment, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the Investment Company Act.

11.           Disclaimer of Shareholder Liability.

OFI GLOBAL understands that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust or Funds personally, but bind only the Trust, but only with respect to the Funds’ property.  OFI GLOBAL represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming trustee or shareholder liability for acts or obligations of the Trust.

12.           Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

Oppenheimer Portfolio Series

By:  /s/ Brian W. Wixted
Brian W. Wixted
Treasurer

OFI Global Asset Management, Inc.

By:  /s/ Arthur P. Steinmetz
Arthur P. Steinmetz
President and Director